Exhibit 99.1

Contact:                                                   Michelle Del Guercio
Director, Marketing and Product Management
818.880.6700 x8688

FOR IMMEDIATE RELEASE:

ASPYRA APPOINTS JEFF TUMBLESON TO BOARD OF DIRECTORS

CALABASAS, CALIFORNIA, January 7, 2008-  Aspyra, Inc. (AMEX: APY), a leading provider of clinical and diagnostic information solutions for the healthcare industry, today announced the appointment of Jeff Tumbleson as director to Company’s Board of Directors, effective immediately.

With over 15 years experience in both imaging and information technology, Mr. Tumbleson is currently the Vice President of Outpatient Imaging Affiliates (OIA), a company which seeks to joint venture outpatient imaging and positron emission tomography (“PET”) centers with local healthcare providers.   Prior to joining OIA, Mr. Tumbleson was President of JT Consulting, where he owned and operated a consulting company that provided information technology related services for the healthcare industry. Before JT Consulting, he was CIO / Vice President for Spheris, where he worked with both strategic long term planning and the sales team, building strategic partnerships and long term company vision.

Mr. Tumbleson has been member of both the Nashville Healthcare Council and Nashville Technology Council, and is an Organizational Member of Health Level Seven (HL7).

John Mutch, Aspyra’s Chairman of the Board states, “We look forward to Jeff’s contribution to the Aspyra Board of Directors. His experience with both imaging and information technology strategic planning are assets that will be advantageous to the Company.”

The Company also announced today that Steven M. Besbeck, former CEO for Aspyra, has resigned from his position on the Board of Directors, effective December 31, 2007.

Aspyra solutions provide integrated technologies and services that improve the efficiency, safety and quality of patient care.  Aspyra works directly with customers through its own sales and service staff as well as through an extensive partner network.  The company currently counts over 440 customers and over 700 application installations in its installed base.

About Aspyra

Aspyra is a global provider of Health Care Information Technology (HCIT) solutions and services to the healthcare industry. The Company specializes in Clinical Information Systems (CIS), Picture Archive Communication Systems (PACS) and Clinical Image Management Systems (CIMS) for hospitals, multi-specialty clinics, clinical laboratories, imaging departments and centers, orthopedic environments and pharmacies. Aspyra’s highly scalable systems can be installed standalone or integrated to provide a single-vendor, enterprise-wide solution. For more information on Aspyra, its products and services, visit www.aspyra.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to corporate growth, shareholder value creation and future business opportunities. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement.  Such statements are based upon, among other things, assumptions made by, and information currently available to, management as of the date of this release, including management’s own knowledge and assessment of the Company’s industry and competition.  Factors that could cause Aspyra’s actual results to differ materially from these forward-looking statements include among others: the competitive environment; unexpected technical and marketing difficulties inherent in major product development efforts; the potential need for changes in our long-term strategy in response to future developments; future advances in clinical information technology and procedures, as well as potential changes in government regulations and healthcare policies; and rapid technological change in the microelectronics and software industries.  The Company refers interested persons to its most recent Annual Report on Form 10-KSB and its other SEC filings for a description of additional uncertainties and factors, which may affect forward-looking statements.  The Company assumes no duty to update its forward-looking statements.